As filed with the Securities and Exchange Commission, via EDGAR, on June 24, 2003

REGISTRATION NO. 333-103499

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

REGISTRATION STATEMENT

ON FORM S-11

UNDER

THE SECURITIES ACT OF 1933

American Financial Realty Trust

(Exact name of Registrant as specified in its Governing Instruments)

1725 The Fairway, Jenkintown, Pennsylvania 19046

(215) 887-2280

(Address, including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

Edward J. Matey Jr., Esquire

1725 The Fairway

Jenkintown, Pennsylvania 19046

(215) 887-2280

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

with a copy to:

James W. McKenzie, Jr., Esquire Justin W. Chairman, Esquire Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000	Daniel M. LeBey, Esquire Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219 (804) 788-8200

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-103499.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [    ]

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Shares of Beneficial Interest, $0.001 par value	$104,281,250	$8,437

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Incorporation By Reference of Registration Statement on Form S-11, File No. 333-103499.

American Financial Realty Trust (the “Registrant”) hereby incorporates by reference into this Registration Statement on Form S-11 in its entirety the Registration Statement on Form S-11, as amended (File No. 333-103499), filed with the Securities and Exchange Commission, and declared effective on June 24, 2003, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-103499 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Saul Ewing LLP, with respect to the legality of shares registered

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP relating to Bank of America Specifically Tailored Transaction

23.3	Consent of PricewaterhouseCoopers LLP relating to the Bank of America Small Office Portfolio

23.4	Consent of Saul Ewing LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (Exhibit 24.1)(1)

(1)	Except as set forth herein, included on signature pages to Registration Statement on Form S-11 (File No. 333-103499) filed with the Securities and Exchange Commission and declared effective on June 24, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Jenkintown, Commonwealth of Pennsylvania, on the 24th day of June, 2003.

AMERICAN FINANCIAL REALTY TRUST

By:	Nicholas S. Schorsch
Nicholas S. Schorsch President, Chief Executive Officer, and Vice Chairman of the Board of Trustees

Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b), this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Nicholas S. Schorsch Nicholas S. Schorsch	Vice Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)	June 24, 2003

William P. Ciorletti William P. Ciorletti	Senior Vice President – Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2003

* Lewis S. Ranieri	Chairman of the Board of Trustees	June 24, 2003

* Glenn Blumenthal	Senior Vice President – Asset Management, Chief Operating Officer and Trustee	June 24, 2003

* John M. Eggemeyer III	Trustee	June 24, 2003

* Raymond Garea	Trustee	June 24, 2003

* Michael J. Hagan	Trustee	June 24, 2003

* John P. Hollihan III	Trustee	June 24, 2003

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Signature	Title	Date

* William M. Kahane	Trustee	June 24, 2003

* Richard A. Kraemer	Trustee	June 24, 2003

* J. Rock Tonkel, Jr.	Trustee	June 24, 2003

* Nicholas S. Schorsch Nicholas S. Schorsch Power of Attorney

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